                                                                    EXHIBIT 10.1

                                                                  CONFORMED COPY
                                                                  --------------


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                           EQUITY PURCHASE AGREEMENT


                                  BY AND AMONG


                          RENAISSANCERE HOLDINGS LTD.,

                        WARBURG, PINCUS INVESTORS L.P.,

                  TRUSTEES OF GENERAL ELECTRIC PENSION TRUST,

        GE INVESTMENT PRIVATE PLACEMENT PARTNERS I, LIMITED PARTNERSHIP,

                                      AND

                   UNITED STATES FIDELITY & GUARANTY COMPANY


                         DATED AS OF DECEMBER 13, 1996



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

                               TABLE OF CONTENTS

                                                         Page No.
                                                         --------
ARTICLE I. DEFINITIONS......................................    1
 Section 1.1.  Definitions..................................    1

ARTICLE II. SALE AND PURCHASE...............................    2
 Section 2.1.  Agreement to Sell and to Purchase............    2
 Section 2.2.  Purchase and Sale of Equity..................    2

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLERS......    3
 Section 3.1.  Authority of Sellers.........................    3
 Section 3.2.  Title to the Equity..........................    3
 Section 3.3.  No Conflict or Violation; Consents...........    3
 Section 3.4.  Brokers......................................    4

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...    4
 Section 4.1.  Authority of Purchaser.......................    4
 Section 4.2.  No Conflict or Violation.....................    5
 Section 4.3.  Brokers......................................    5

ARTICLE V. CERTAIN COVENANTS AND AGREEMENTS.................    5
 Section 5.1.  Transfer Taxes...............................    5
 Section 5.2.  Efforts......................................    5

ARTICLE VI. MISCELLANEOUS PROVISIONS........................    5
 Section 6.1.  Notices......................................    6
 Section 6.1.  Amendments...................................    6
 Section 6.2.  Assignment and Parties in Interest...........    7
 Section 6.3.  Expenses.....................................    7
 Section 6.4.  Entire Agreement.............................    7
 Section 6.5.  Descriptive Headings.........................    7
 Section 6.6.  Counterparts.................................    7
 Section 6.7.  Governing Law................................    7
 Section 6.8.  Construction.................................    8
 Section 6.9.  Severability.................................    8
 Section 6.10.  Specific Performance........................    8

SCHEDULE A..................................................  A-1

                           EQUITY PURCHASE AGREEMENT

          THIS EQUITY PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of December 13, 1996, by and among RenaissanceRe Holdings Ltd., a Bermuda company (the "COMPANY"), Warburg, Pincus Investors L.P., a Delaware limited partnership ("WPI"), Trustees of General Electric Pension Trust, a New York common law trust ("GEPT"), GE Investment Private Placement Partners I, Limited Partnership, a Delaware limited partnership ("GEIPPI"), and United States Fidelity & Guaranty Company, a Maryland corporation ("USF&G") and together with WPI, GEPT, GEIPPI and USF&G, the "SELLERS and each, a "Seller").

                             PRELIMINARY STATEMENT

          WHEREAS, each of the Sellers owns shares of the Company's common shares, par value $1.00 per share (the "COMMON SHARES"); and

          WHEREAS, the Company desires to purchase from each Seller such number of Common Shares set forth beside each Seller's name on Schedule A hereto (the "EQUITY"), and the Sellers desire to sell the Equity to the Company, in each case upon the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I.
                                 DEFINITIONS

          SECTION 1.1. DEFINITIONS. In addition to the terms defined elsewhere herein, the terms defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below when used herein with initial capital letters:

          "AFFILIATE" means "affiliate" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

          "AGREEMENT" has the meaning set forth in the preamble, and shall include the Schedule hereto.

          "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

          "CLOSING DATE" means December 13, 1996.

          "COMPANY" has the meaning set forth in the preamble hereto.

          "EQUITY" has the meaning set forth in the preamble hereto.

          "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

          "LIEN" means any lien, mortgage, pledge, or other security interest.

          "PERMIT" means any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Agency under any applicable laws.

          "PERSON" means any individual, partnership, corporation, trust, association, limited liability company, Governmental Agency or any other entity.

          "PURCHASE PRICE" has the meaning set forth in SECTION 2.2.

          "SELLERS" has the meaning set forth in the preamble hereto.

                                  ARTICLE II.
                               SALE AND PURCHASE

          SECTION 2.1. AGREEMENT TO SELL AND TO PURCHASE. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company shall purchase from the Sellers, and Sellers shall sell, transfer, assign, convey and deliver to the Company, the Equity.

          SECTION 2.2. PURCHASE AND SALE OF EQUITY. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date:

            (a) Each Seller shall deliver to the Company or its designee certificates representing the Equity being sold by such Seller, duly endorsed in blank for transfer or accompanied by appropriate powers duly executed in blank.

            (b) The Company shall deliver to each Seller, by wire transfer of next day funds, an amount (the "PURCHASE PRICE") equal to the number indicated next to each Seller's name on Schedule A hereto.

                                 ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

          Each of the Sellers severally and not jointly, represents and warrants to Purchaser as set forth in this ARTICLE III:

          SECTION 3.1.    AUTHORITY OF SELLERS.

          (a) Such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          (b) Such Seller has all requisite power and authority to execute and deliver this Agreement. The execution and delivery by such Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Seller. This Agreement constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

          SECTION 3.2. TITLE TO THE EQUITY. Such Seller has valid and marketable title to the Equity to be sold by it, free and clear of any Liens.

          SECTION 3.3. NO CONFLICT OR VIOLATION; CONSENTS. Neither the execution and delivery of this Agreement by such Seller, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof, will (a) conflict with or result in a breach of or a default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a default) with respect to any of the terms, conditions or provisions of, (b) result in the termination of, accelerate the performance required by, (c) impair such Seller's ability to consummate the transactions contemplated hereby, (d) require any filing with or approval of any Person, including without limitation any Governmental Agency, arising out of, or (e) give rise to any right of termination or renegotiation, or purchase or offer right, under: (x) any United States federal, state or local (or, to the knowledge of such Seller, Bermuda) statute, rule, regulation, code, order, writ or decree of any Governmental Agency applicable to such Seller or the Company, (y) the organizational documents of such Seller, or (z) any indenture, contract, agreement, lease, Permit or other instrument to which such Seller is a party or subject or by which any of such Seller's properties or assets are bound. No United States federal, state or local (or, to the knowledge of such Seller, Bermuda ) consent, approval, or authorization of, or registration or filing with, any Governmental Agency is required to be obtained or made by or with respect to such Seller in connection with the execution and delivery of this Agreement by such Seller or the performance by such Seller of the transactions contemplated hereby to be performed by it, except for filings under the Securities Exchange Act of 1934, as amended, relating to the beneficial ownership by such Seller of the Company's securities.

          SECTION 3.4. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by such Seller without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against the Company for a finder's fee, brokerage commission or other similar payment based on an arrangement with such Seller.

                                  ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Sellers as follows:

          SECTION 4.1.    AUTHORITY OF THE COMPANY.

          (a) The Company is duly organized, validly existing, and in good standing under the laws of Bermuda, with full corporate power and authority to execute and deliver this Agreement.

          (b) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

          SECTION 4.2. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof will conflict with or result in a material breach of or a material default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a material default) with respect to any of the terms, conditions or provisions of any applicable order, writ or decree of any court or of any Governmental Agency, applicable to the Company, or of the Memorandum of Association or Bye-Laws of the Company, or of any indenture, contract, agreement, lease, or other instrument to which the Company is a party or subject or by which the Company or any of its properties or assets are bound, or of any applicable statute, rule, or regulation to which the Company or its businesses is subject, except for those conflicts, breaches, defaults, terminations, or accelerations, which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          SECTION 4.3. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against any of the Sellers or their Affiliates for a finder's fee, brokerage commission or other similar payment based on an arrangement with the Company.

                                  ARTICLE V.
                        CERTAIN COVENANTS AND AGREEMENTS

          SECTION 5.1. TRANSFER TAXES. Any sales, recording, transfer, stamp, conveyance, value added, use, or other similar Taxes, duties, excise, governmental charges or fees imposed as a result of the sale of the Equity to the Company pursuant to this Agreement shall be borne by the Sellers.

          SECTION 5.2. EFFORTS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                                  ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

          SECTION 6.1.   NOTICES.  All notices, demands or other
communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one (1) Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven (7) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Sellers and to Purchaser at the addresses indicated below:

          (A)  if to USF&G, at 100 Light Street, Baltimore, Maryland 21202,
     Attention: John M. Lummis, with a copy to: Corporate Secretary, or at such other address as it may have furnished the Company in writing;

          (B)  if to WPI, at 466 Lexington Avenue, New York, New York 10017,
     Attention: Howard H. Newman, with a copy to: David A. Tanner or at such other address as WPI may have furnished the Company in writing;

          (C)  if to GEIPPI, at 3003 Summer Street, Stamford, Connecticut 06904,
     Attention:  Controller to Alternative Investments, with copies to:
     Associate General Counsel to Alternative Investments and GE Investment, 2029 Century Park East, Suite 1230, Los Angeles, California 90067, or at such other address as GEIPPI may have furnished the Company in writing;

          (D)  if to GEPT, at 3003 Summer Street, Stamford, Connecticut 06904,
     Attention:  Controller to Alternative Investments, with a copy to:
     Associate General Counsel to Alternative Investments, or such other address as GEPT may have furnished the Company in writing;

          (E) if to the Company, at its offices, currently Renaissance House, East Broadway, Pembroke HM 19, Bermuda, marked for the attention of the President, with a copy to the Secretary of the Company, or at such other address as the Company may have furnished in writing to each of the Institutional Investors, with a copy to: Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, Attention: John S. D'Alimonte, Esq..

          SECTION 6.1. AMENDMENTS. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by all parties hereto.

          SECTION 6.2.    ASSIGNMENT AND PARTIES IN INTEREST.

          (a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by any party hereto except with the prior written consent of the other parties hereto.

           (b) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

          SECTION 6.3. EXPENSES. Except as expressly set forth in this Agreement, each party to this Agreement shall bear all of its legal, accounting, investment banking, and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

          SECTION 6.4. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein. The Schedule to this Agreement is hereby incorporated and made a part hereof and is an integral part of this Agreement.

          SECTION 6.5. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          SECTION 6.6. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

          SECTION 6.7. GOVERNING LAW . This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of Bermuda, applicable to contracts made and performed therein without regard to principles of conflicts of law.

          SECTION 6.8. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) "or" is disjunctive but not exclusive; (c) words in the singular include the plural, and in the plural include the singular; (d) provisions apply to successive events and transactions; and (e) "$" means the currency of the United States of America.

          SECTION 6.9. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          SECTION 6.10. SPECIFIC PERFORMANCE. Without limiting or waiving in any respect any rights or remedies of the Company under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

                              RENAISSANCERE HOLDINGS LTD.


                              By:/s/ Keith S. Hynes
                                 --------------------------------------
                                 Name:  Keith S. Hynes
                                 Title: Senior Vice President and
                                        Chief Financial Officer


                              WARBURG, PINCUS INVESTORS, L.P.


                              By:  Warburg, Pincus & Co.,
                                    General Partner


                              By:/s/ Howard H. Newman
                                 --------------------------------------
                                 Name:  Howard H. Newman
                                 Title: Partner


                              TRUSTEES OF GENERAL ELECTRIC
                              PENSION TRUST


                              By:/s/ Alan M. Lewis
                                 --------------------------------------
                                 Name:  Alan M. Lewis
                                 Title: Trustee


                              GE INVESTMENT PRIVATE PLACEMENT
                              PARTNERS I, LIMITED PARTNERSHIP


                              By: GE Investment Management
                                    Incorporated, General Partner


                              By:/s/ Michael M. Pastore
                                 --------------------------------------
                                 Name:  Michael M. Pastore
                                 Title: Vice President


                              UNITED STATES FIDELITY AND GUARANTY COMPANY


                              By:/s/ Dan L. Hale
                                 --------------------------------------
                                 Name:  Dan L. Hale
                                 Title: Executive Vice President

SCHEDULE A

                                          NUMBER OF
                                          COMMON
SELLER                                    SHARES SOLD                   PURCHASE PRICE
-------------------------------------     ------------                  ---------------

Warburg, Pincus Investors L.P.             1,009,838                    $34,839,411.00

Trustees of General Electric Pension
 Trust                                       360,656                      12,442,632.00


GE Investment Private Placement
Partners I, Limited Partnership              360,656                      12,442,632.00

United States Fidelity and Guaranty
 Company                                     354,211                      12,220,279.50
                                           ---------                     --------------

     TOTAL                                 2,085,361                     $71,944,954.50


                                      A-1